                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   MARCH 29, 1999
                                                 -------------------


                        PLUM CREEK TIMBER COMPANY, L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                       1-10239                91-1443693
           --------                     -----------           ----------------
(State or other jurisdiction of         (Commission           (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)


      999 THIRD AVENUE, SUITE 2300
          SEATTLE, WASHINGTON                                         98104-4096
      ----------------------------                                    ----------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code  (206) 467-3600

ITEM 5.  OTHER EVENTS

        On March 29, 1999, the previously adjourned Special Meeting of Unitholders to vote on the proposed conversion of the Partnership from a master limited partnership to a real estate investment trust (REIT) was convened and adjourned again until April 19, 1999. The meeting will reconvene on that date at 9:00 a.m. PST at the Holiday Inn Crowne Plaza, 1113 Sixth Avenue, Seattle, Washington, at which time the Partnership expects to take the vote on the proposed conversion.

        The Special Meeting was adjourned and the vote on the proposed conversion delayed to allow time for the Unitholders to review and consider additional information concerning the proposed conversion, consistent with the previously announced decision issued by the Delaware Court of Chancery on March 18, 1999. The decision preliminarily enjoined the Unitholder vote on the proposed conversion pending disclosure of additional information related to the conversion. Consistent with the Court's decision, the Partnership has commenced mailing to Unitholders of a Supplement to the Proxy Statement/Prospectus which contains additional information related to the proposed conversion.

        The Supplement to the Proxy Statement/Prospectus is attached as Exhibit
99.1 to this document and is incorporated herein by reference.

ITEM 7.  EXHIBITS

        99.1 Supplement to Proxy Statement/Prospectus
        99.2 Press Release

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PLUM CREEK TIMBER COMPANY, L.P.


                                        By:  Plum Creek Management Company L.P.
                                             its General Partner


Date: March 29, 1999                    By:  /s/ DIANE M. IRVINE
                                             -----------------------------------
                                             Diane M. Irvine
                                             Vice President and
                                             Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit         Description
-------         -----------
 99.1           Supplement to Proxy Statement/Prospectus
 99.2           Press Release